                                                                   EXHIBIT 10.15












                                      LEASE

                                 (FREEZER LAND)

                                 by and between

                     FIRST AMERICAN BUSINESS CAPITAL, INC.,
                                    as Lessor

                                       and

                                O'CHARLEY'S INC.,
                                    as Lessee




                          Dated as of October 10, 2000

                                      INDEX

                                                                                        PAGE

SECTION 1.   TERM.........................................................................1

    1.1      TERM.........................................................................1

SECTION 2.   RENT; NET LEASE..............................................................1

    2.1      RENT.........................................................................1

    2.2      NET LEASE....................................................................2

SECTION 3.   USE AND OPERATION............................................................3

    3.1      USE..........................................................................3

    3.2      ENVIRONMENTAL ACTIVITY.......................................................4

SECTION 4.   IMPOSITIONS; UTILITIES AND MAINTENANCE CONTRACTS.............................5

    4.1      IMPOSITIONS..................................................................5

    4.2      UTILITIES; MAINTENANCE CONTRACTS.............................................6

    4.3      SURVIVAL.....................................................................7

SECTION 5.   REPRESENTATIONS AND WARRANTIES; CONDITION OF THE FREEZER LAND; DISCLAIMER....7

SECTION 6.   REPAIRS; ENCROACHMENTS.......................................................8

    6.1      MAINTENANCE AND REPAIR.......................................................8

    6.2      OBSTRUCTION OF ACCESS; ENCROACHMENTS.........................................8

SECTION 7.   COMPLIANCE WITH APPLICABLE LAWS..............................................9

SECTION 8.   CONTEST RIGHTS..............................................................10

    8.1      LESSEE'S RIGHT TO CONTEST...................................................10

    8.2      LESSOR'S JOINDER RIGHTS.....................................................11

SECTION 9.   INSURANCE...................................................................11

    9.1      INSURANCE POLICIES..........................................................11

    9.2      ADDITIONAL POLICY REQUIREMENTS..............................................13

SECTION 10.  DAMAGE, DESTRUCTION AND CONDEMNATION........................................15

    10.1     DEFINITION OF CASUALTY......................................................15

    10.2     CASUALTY PROCEEDS...........................................................15

    10.3     TERMINATION NOTICE; LESSOR TERMINATION NOTICE...............................15

    10.4     CASUALTY OTHER THAN A SUBSTANTIAL CASUALTY..................................15

    10.5     EVENT OF DEFAULT............................................................16

SECTION 11.  LESSOR MAY PERFORM LESSEE'S OBLIGATIONS.....................................16

SECTION 12.  DEFAULT OF LESSEE...........................................................17

    12.1     EVENT OF DEFAULT DEFINED....................................................17

    12.2     REMEDIES....................................................................18

    12.3     WAIVER OF TRIAL BY JURY.....................................................21

    12.4     REMEDIES CUMULATIVE.........................................................22

    12.5     NO SUBSEQUENT WAIVER........................................................22

SECTION 13.  ASSIGNMENT, SUBLETTING AND MORTGAGING.......................................22

    13.1     ASSIGNMENT..................................................................22

    13.2     SUBLETTING..................................................................22

    13.3     CONSENT; EFFECT OF ASSIGNMENT OR SUBLETTING.................................23

SECTION 14.  ACCESS TO THE FREEZER LAND..................................................23

SECTION 15.  ALTERATIONS.................................................................24

    15.1     APPROVAL....................................................................24

    15.2     CONDITIONS..................................................................24

SECTION 16.  LIENS; ZONING...............................................................26

    16.1     LIENS.......................................................................26

    16.2     ZONING......................................................................26

SECTION 17.  SUBORDINATION AND ATTORNMENT................................................27

    17.1     SUBORDINATION AND ATTORNMENT................................................27

    17.2     PROVISIONS SELF-OPERATIVE...................................................27

SECTION 18.  QUIET ENJOYMENT.............................................................27

SECTION 19.  ESTOPPEL CERTIFICATE........................................................27

SECTION 20.  INTENTIONALLY OMITTED.......................................................28

SECTION 21.  CONVEYANCE BY LESSOR........................................................28

SECTION 22.  BROKERAGE...................................................................28

SECTION 23.  NOTICES.....................................................................28

SECTION 24.  ENTIRE AGREEMENT; NO WAIVER.................................................29

    24.1     ENTIRE AGREEMENT............................................................29

    24.2     NO WAIVER...................................................................29

SECTION 25.  END OF TERM.................................................................29

    25.1     SURRENDER...................................................................29

SECTION 26.  NO MERGER...................................................................31

SECTION 27.  MISCELLANEOUS...............................................................31

    27.1     SECTION HEADINGS............................................................31

    27.2     SUCCESSORS AND ASSIGNS......................................................31

    27.3     AMENDMENT...................................................................31

    27.4     INVALIDITY..................................................................31

    27.5     CONSTRUCTION................................................................31

    27.6     COUNTERPARTS................................................................31

SECTION 28.  SUBMISSION TO JURISDICTION; GOVERNING LAW...................................31

SECTION 29.  PERFORMANCE REQUIRED OF LESSOR..............................................32

SECTION 30.  PURCHASE OPTION.............................................................32

    30.1     PURCHASE OPTION.............................................................32

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
SECTION 31.  LIMITATION OF LESSOR LIABILITY..............................................32

    31.1     INCORPORATION OF PROVISIONS OF PARTICIPATION AGREEMENT......................32



Exhibit A         Description of the Freezer Land

Exhibit B         Description of Freezer Improvements

         This LEASE, dated as of October __, 2000, by and between FIRST AMERICAN BUSINESS CAPITAL, INC., a Tennessee corporation (together with its successors and assigns, "LESSOR"), having an address at c/o AmSouth Bank, AmSouth Center, Nashville, Tennessee 37237, and O'CHARLEY'S INC., a Tennessee corporation ("LESSEE"), having an address at 3038 Sidco Drive, Nashville, Tennessee 37204.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Lessor and Lessee, among others, have entered into a Participation Agreement, of even date herewith (the "PARTICIPATION AGREEMENT"; all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Participation Agreement and Appendix A attached thereto), pursuant to which, among other things, Lessor has acquired the HQ Property.

         WHEREAS, pursuant to the Participation Agreement, Lessor and Lessee have entered into that certain Lease (the "SYNTHETIC LEASE"), dated as of the date hereof pursuant to which Lessee leased, among other properties the HQ Land (excluding, however, the Freezer Land, as defined below) and HQ Improvements from Lessor.

         WHEREAS, Lessee desires to lease the land described on Exhibits A and A-1 attached hereto (the "FREEZER LAND") from Lessor and Lessor is willing to lease the Freezer Land to Lessee on the terms and conditions hereinafter set forth.

         WHEREAS, Lessee is the Owner of the Freezer Improvements (as defined in Exhibits B and B-1 attached hereto) located on the Freezer Land.

         NOW, THEREFORE, in consideration of the rents to be paid by Lessee and of the covenants and agreements hereinafter contained to be observed, performed and complied with by Lessor and Lessee and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor hereby demises and leases to Lessee, and Lessee hereby hires and takes from Lessor, for the term and subject to the terms, provisions and conditions hereinafter specified, the Freezer Land. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Participation Agreement and Appendix A of the Synthetic Lease.

SECTION 1. TERM

         1.1 TERM. The Freezer Land is leased for a period (the "TERM") which shall commence on the date hereof (the "COMMENCEMENT DATE") and shall end on midnight on the day immediately preceding the fifteenth (15th) anniversary of the Commencement Date (the "EXPIRATION DATE") or such earlier date as this Lease shall be terminated pursuant to any provision hereof.

SECTION 2. RENT; NET LEASE

         2.1 RENT. (a) During the Term of this Lease, Lessee shall pay basic rent ("BASIC RENT") of $48,000.00 per year, payable in equal quarterly installments equal to $12,000.00 payable in arrears on the first day of each calendar quarter ("RENTAL PAYMENT

DATE"). All Basic Rent shall be paid by Lessee directly to Agent on behalf of Lessor, not later than 12:00 noon (Nashville, TN time) on each Rental Payment Date in Dollars, at such address as Agent shall designate in a notice to Lessee. If any Rental Payment Date falls on a day that is not a Business Day, Basic Rent shall be due and payable on the next succeeding Business Day.

         (b) All amounts that Lessee is required to pay or discharge pursuant to this Lease in addition to Basic Rent, together with every fine, penalty, overdue interest and cost which may be added for nonpayment or late payment thereof, and all other amounts, liabilities and obligations of whatsoever nature relating to the Freezer Land, including, without limitation, those arising under any easements, restrictions, or other similar agreements affecting the Freezer Land or any adjoining property thereto, and all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts when due, and all actual damages, reasonable and documented costs and expenses (including but not limited to reasonable and documented attorneys' fees and disbursements) which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease shall constitute additional rent hereunder (all of the foregoing, "ADDITIONAL Rent"). Lessee covenants (A) to pay the Basic Rent and the Additional Rent and (B) to observe, perform and comply with, and to suffer and permit no material violation of, the terms, covenants and conditions of this Lease. In the event of any failure by Lessee to pay or discharge any such Additional Rent, Lessor, except as may be otherwise provided herein, shall have all rights, powers and remedies provided for herein or by Applicable Law or otherwise in the case of nonpayment of Basic Rent. Lessee may pay Additional Rent in respect of amounts due to third parties directly to the Persons entitled thereto and such payment, if it fully discharges the claim of such third party, shall fully discharge Lessee's obligations with respect to such particular item of Additional Rent.

         2.2 NET LEASE. (a) This Lease is a "net lease" and Lessee shall pay (i) all Basic Rent and (ii) any Additional Rent payable to the Lessor without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever, including, without limitation, (1) any right Lessee may have against Lessor, any contractor or any other Person for any reason (whether in connection with this transaction or any other transaction), (2) any breach, default or misrepresentation by Lessor or any other Person under this Lease or
(3) any invalidity or unenforceability in whole or in part of this Lease or any other infirmity herein or therein, or any lack of power of authority of any party to this Lease. All costs, expenses and obligations of every kind and nature whatsoever relating to the Freezer Property (as defined below) and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee as Lessee hereunder which may arise or become due during or with respect to the period constituting the Term hereof shall be paid by Lessee, and Lessee shall indemnify Lessor against any of the foregoing as provided in the Participation Agreement; provided, however, that Lessee shall be entitled to dispute or raise defenses or counterclaims with respect to its obligation to pay any Additional Rent directly due to any party other than the Lessor so long as such dispute is conducted in accordance with SECTION 8 of this Lease and Lessee shall not be deemed to be in Default under this Lease during the pendency of such protest or contest. Lessee assumes, during the Term of this Lease, the sole responsibility for the condition (physical or environmental), use, operation, maintenance, subletting and management of the Freezer Property, and Lessee shall indemnify Lessor with respect to the foregoing and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any sublessee of Lessee on any account or for any reason whatsoever. Without limiting the generality of the foregoing, during the Term of this Lease, Lessee shall perform all of the obligations of the sublessor under any subleases permitted pursuant to SECTION 13.2 hereof affecting all or any part of the Freezer Land which Lessee may hereafter enter into as sublessor to the extent that Lessee's failure to perform such obligations would result in the occurrence of a Default or Event of Default under this Lease.

         (b) Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease, nor shall Lessee be entitled to any abatement or reduction of rent hereunder, nor shall Lessee have the right to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation, any damage to or destruction of all or part of the Freezer Land; any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Freezer Land (whether due to any defect in or failure of Lessor's title to the Freezer Land, any Lessor Lien or otherwise); any condemnation, requisition or other taking or sale of the use, occupancy or title to the Freezer Land; any environmental condition affecting the Freezer Land, any action, omission or breach on the part of Lessor under this Lease or under any other agreement between Lessor and Lessee; the inadequacy or failure of the description of the Freezer Land to demise and let to Lessee the property intended to be leased hereby; the impossibility or illegality of performance by Lessor or Lessee or both; any action of any court, administrative agency or other governmental authority; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding.

SECTION 3. USE AND OPERATION

         3.1 USE. (a) Subject to the provisions of this SECTION 3, the Freezer Land and Freezer Improvements located thereon (together "FREEZER PROPERTY") shall be used and occupied by Lessee and any sublessees of Lessee permitted under this Lease only for the operation of a commercial freezer storage facility in compliance with all Applicable Laws, any certificate(s) of occupancy affecting the Freezer Property and the terms of any Permitted Encumbrances. Lessee shall not use, occupy, maintain or operate the Freezer Property, nor suffer or permit the Freezer Property or any part thereof to be used, occupied, maintained or operated, nor bring into or keep at the Freezer Property, nor suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any material term, covenant or condition of the Operative Documents (so long as the applicable Operative Document remains in full force and effect), (ii) violate any restrictive covenant, operating covenant, encumbrance or easement now or hereafter affecting the Freezer Land, (iii) materially adversely affect the value of the Freezer Land, (iv) make void or voidable any insurance policy then in force with respect to the Freezer Property or make any such insurance unobtainable, (v) cause material physical damage to the Freezer Land or any part thereof, or (vi) constitute a public or private nuisance. Without limiting the generality of the foregoing, Lessee shall obtain and maintain in full force and effect throughout the Term any and all certificates of occupancy, permits and licenses required by Applicable Laws as and when so required.

         (b) In the event that a change is required to be made to the certificate of occupancy necessary to operate the Freezer Property as it is presently being used, Lessee shall obtain such certificate of occupancy at its sole cost and expense.

         3.2 ENVIRONMENTAL ACTIVITY. (a) For purposes of this Lease, the term "ENVIRONMENTAL ACTIVITY" means any storage, existence, release, threatened release, seepage, generation, abatement, removal, disposal, handling or transportation from, under, into or on the Freezer Property of any matter that contains substances defined in or regulated under any Applicable Law relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 1801 et seq.; the Clean Water Act, 33 U.S.C.ss.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss. 136 et seq.; and the Occupational Safety and Health Act, 29 U.S.C.ss.ss. 651 et seq.; and the term "COMPARABLE BUILDINGS" means nongovernmental, noninstitutionally owned commercial freezers or frozen food storage facilities, similar in age, use, nature and character and having comparable facilities to the Freezer Property, located in the same area as the Freezer Property.

         (b) Lessee shall, and shall require all employees, contractors, subcontractors, representatives, affiliates, consultants, occupants and any and all other Persons to, (i) comply in all material respects with all Applicable Laws relating to any Environmental Activity on the Freezer Property, and (ii) conduct any Environmental Activity in, on or, directly or indirectly, related to or in connection with the Freezer Property or any part thereof in a manner consistent with prudent industry practice and in a manner which does not pose a significant risk to human health or the environment. Lessee's obligations hereunder with respect to Hazardous Materials and Environmental Activities are intended to bind Lessee with respect to matters and conditions in, on, under, beneath, with respect to, affecting, related to, in connection with or involving the Freezer Property or any part thereof, and unless covered by the preceding clause, Lessee's obligations hereunder shall not be construed to extend to matters and conditions with respect to any other properties or assets of Lessee.

         (c) Lessee shall promptly forward to Lessor and Agent copies of any material notices, orders, complaints, summons, or any other notifications received by Lessee relating to alleged violations of any Applicable Law and potentially adversely affecting the Freezer Property, or any part thereof, or potential adverse actions in any way involving environmental, health, or safety matters affecting the Freezer Property or any part thereof; provided that any of the foregoing matters need only be forwarded to Lessor if they could reasonably be expected to result in obligations or liabilities in excess of the lesser of $50,000 or 10% of the fair market value of the Freezer Land.

         (d) If, at any time, (i) the condition, operation or use of the Freezer Property or any part thereof could reasonably be expected to result in cleanup obligations or corrective action, or in liability under any Applicable Law, in excess of the lesser of $50,000 or 10% of the fair market value of the Freezer Land; (ii) there are Hazardous Materials located at, in, on, under or from the Freezer Property for which cleanup or corrective action could reasonably be expected to cost in excess of the lesser of $50,000 or 10% of the fair market value of the Freezer Land is required under any Environmental Law; or (iii) because of any spill or release of Hazardous Material with respect to the Freezer Property, cleanup of or corrective action could reasonably be expected to cost in excess of the lesser of $50,000 or 10% of the fair market value of the Freezer Land with respect to such Hazardous Material is authorized under CERCLA or any similar state or local law or may be necessary to prevent or eliminate a significant risk to human health or the environment, then Lessee shall, as soon as practicable but in no event later than ten days after discovering such condition, operation or use, notify Lessor. Irrespective of whether Lessee is required to give notice pursuant to the preceding sentence, Lessee shall immediately initiate, at its sole cost and expense, such actions as are reasonably necessary to comply in all material respects with all Applicable Laws affecting the Freezer Property and to alleviate any significant risk to human health or the environment relating to the Freezer Property. Once Lessee commences such actions, Lessee will thereafter diligently and expeditiously proceed to comply in all material respects and in a timely manner with all Applicable Laws affecting the Freezer Property and to eliminate any significant risk to human health or the environment relating to the Freezer Property.

SECTION  4. IMPOSITIONS; UTILITIES AND MAINTENANCE CONTRACTS

         4.1 IMPOSITIONS. (a) Lessee shall pay all taxes (including, but not limited to, any gross receipts, sales, real estate taxes, use and occupancy taxes, general intangibles taxes and personal property taxes (tangible and intangible), stamp taxes and all voluntary payments that may be paid or payable by Lessee in lieu thereof), assessments (special or otherwise), transit taxes, county taxes, excises, levies, imposts, duties, vault and other license, rent and permit fees and other municipal and governmental impositions, charges and withholdings, general and special, ordinary and extraordinary, unforeseen and of any kind and nature whatsoever, together with any penalty, fine, addition to tax and interest thereon (herein sometimes collectively referred to as "IMPOSITIONS" and any of the same as an "IMPOSITION"), which at any time during the Term may be assessed, levied, confirmed, charged, laid, imposed upon, or become due and payable out of or in respect of, or become a Lien on (i) the Freezer Land or any part thereof, (ii) any appurtenance to the Freezer Land, (iii) the construction, financing, ownership, operation, use, condition, maintenance, repair, leasing, or subleasing of the Freezer Land or any portion thereof, (iv) the Freezer Improvements, (v) any personal property located at the Freezer Land, (vi) any rent or other income received by Lessee from subtenants, licensees or other users or occupants of the Freezer Land or any part thereof or (vii) any occupancy, use or possession of the Freezer Property or any part thereof, or any streets, sidewalks, alleys or vaults, or any part thereof, adjoining the Freezer Land, or any activity conducted thereon or sales or rentals therefrom. Such payments shall be made by Lessee directly to the applicable authority and before any fine, penalty, interest, cost or imposition shall become due or be imposed by operation of law. Lessee shall furnish to Lessor and Agent, promptly but in any case within ten (10) Business Days after written request by either Lessor or Agent, proof of the payment of any Imposition which is payable by Lessee and, upon written demand of either Lessor or Agent, proof of the filing of all returns and other materials required in connection therewith.

         (b) If, under Applicable Laws, any Imposition payable by Lessee hereunder may be paid in installments, Lessee may pay the same in installments and in such event shall pay each such installment as may become due before the date when such installment would become delinquent or any fine, penalty, further interest or cost may be added thereto. To the extent that the same may be permitted by Applicable Laws, Lessee shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion, Lessee shall be obligated to pay and discharge said periodic installments as required by this SECTION.

         (c) Nothing in this Lease shall require Lessee to pay any local, state, federal or foreign income taxes assessed against Lessor, local, state or federal capital levy, gross receipts (other than in the nature of a rent, sales or occupancy tax), estate, succession or inheritance taxes imposed on Lessor or corporation franchise taxes, unincorporated business taxes or excise taxes (to the extent arising from the nature of the business of the applicable Person or such Person's corporate privileges) imposed on Lessor; provided, however, that if any time during the Term the methods of taxation prevailing on the date hereof shall be altered so as to cause the whole or any part of the taxes, assessments, levies, or charges now or hereafter levied, assessed, or imposed on real estate and the improvements thereon to be levied, assessed and imposed wholly or partially as a capital levy or otherwise on the rents received therefrom, or if any tax, corporation franchise tax levy or unincorporated business tax levy (including, but not limited to, any state or federal levy) or charge or any part thereof shall be specifically measured by or based in whole or in part upon the Freezer Property, or any portion thereof (including, but not limited to, the acquisition, leasing, use or value thereof) and shall be imposed upon Lessor in substitution for and/or in addition to any such taxes, assessments, levies or charges levied, assessed or imposed upon real estate, then all such taxes, assessments, levies, or charges, or the part thereof so measured or based shall be deemed to be and shall be included within the term "Impositions", and Lessee shall pay and discharge same as herein provided in respect of the payment of Impositions.

         (d) The certificate, advice or bill of the appropriate official designated by law of payment or non-payment of an Imposition shall be prima facie evidence that such Imposition is paid or due and unpaid, as the case may be, at the time of the making or issuance of such certificate, advice or bill.

         (e) Provided Lessee remains the lessee under the Synthetic Lease and the Synthetic Lease remains in force and effect, Lessee's obligations under
SECTION 4.1(a) hereof shall be discharged by Lessee's compliance with Section 4.1(a) of the Synthetic Lease.

         (f) In the event that Lessee is no longer the Lessee under the Synthetic Lease or the Synthetic Lease is no longer in force and effect (a "SYNTHETIC TERMINATION"), then Lessor shall, at the sole cost and expense of Lessee, obtain appraisals of the HQ Improvements and the Freezer Improvements. Subsequent to a Synthetic Termination, for the purposes of SECTION 4.1(a) hereof, Impositions for the Freezer Property shall be equal to the sum of (a) the product of (i) the total amount of Impositions on the HQ Land and (ii) the ratio obtained by dividing the square footage of the Freezer Land by the square footage of the HQ Land and (b) the product of (i) the total amount of Impositions on the HQ Improvements and the Freezer Improvements and (ii) the ratio obtained by dividing the appraised value of the Freezer Improvements by the appraised value of the HQ Improvements and the Freezer Improvements.

         4.2 UTILITIES; MAINTENANCE CONTRACTS. Lessee shall pay, or cause to be paid, all charges for gas, electricity, light, heat, water, sewerage, and power, for protective and security services, for telephone and other communication services, and for all other public or private utility services, which shall be used, rendered or supplied upon or in connection with the Freezer Property, or any part thereof, at any time during the Term, and Lessee will do all things required for the maintenance and continuance of all such services as are necessary for the proper maintenance and operation of the Freezer Property. Subsequent to any Synthetic Termination Lessee shall arrange for the provision of all such utilities to the Freezer Property directly from the applicable providers.

         4.3 SURVIVAL. The obligations of Lessee pursuant to this SECTION 4 accruing during the Term shall survive the expiration or termination of this Lease.

SECTION 5. REPRESENTATIONS AND WARRANTIES; CONDITION OF THE FREEZER LAND; DISCLAIMER

         NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, LESSEE ACKNOWLEDGES THAT LESSEE IS FULLY FAMILIAR WITH AND HAS EXAMINED THE FREEZER LAND, THE PHYSICAL CONDITION THEREOF AND THE LEASES AND OCCUPANCIES, IF ANY, AFFECTING THE FREEZER LAND. LESSEE ACCEPTS THE FREEZER LAND IN ITS EXISTING CONDITION AND STATE OF REPAIR, AND IS LEASING THE SAME IN "AS IS" CONDITION. LESSEE AGREES THAT NO REPRESENTATIONS, STATEMENTS, OR WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY OR ON BEHALF OF LESSOR, ANY BROKER, ADVISOR OR ANY OTHER PERSON IN RESPECT OF THE FREEZER LAND, THE RIGHTS OF ANY PARTIES IN POSSESSION, THE STATUS OF TITLE THEREOF, THE PHYSICAL CONDITION THEREOF, THE ZONING OR OTHER LAWS, REGULATIONS, RULES, ORDERS AND OTHER APPLICABLE LAWS, IMPOSITIONS, OR THE USE THAT MAY BE MADE OF THE FREEZER LAND (OR ANY PORTION THEREOF), THAT LESSEE HAS RELIED ON NO SUCH REPRESENTATIONS, STATEMENTS OR WARRANTIES, AND THAT LESSOR SHALL IN NO EVENT WHATSOEVER BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE FREEZER LAND. LESSEE ASSUMES ALL RISKS RESULTING FROM, AND SHALL PROMPTLY CORRECT, ANY DEFECTS (PATENT OR LATENT) IN THE FREEZER LAND OR FROM ANY FAILURE OF THE SAME TO COMPLY WITH ANY APPLICABLE LAW OR THE USES OR PURPOSES FOR WHICH THE SAME MAY BE OCCUPIED. LESSEE IS IN FULL POSSESSION OF THE FREEZER LAND. LESSOR HAS NOT MADE AN INSPECTION OF THE FREEZER LAND (OR ANY PORTION THEREOF) OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION, OR DURABILITY THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO LESSOR'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE FREEZER LAND OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO,

NOR SHALL LESSOR BE REQUIRED TO FURNISH ANY FACILITIES OR SERVICES OR MAKE ANY REPAIRS OR STRUCTURAL CHANGES OR ALTERATIONS IN OR TO THE FREEZER LAND. THE PROVISIONS OF THIS SECTION 5 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE FREEZER LAND OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

SECTION 6. REPAIRS; ENCROACHMENTS

         6.1 MAINTENANCE AND REPAIR. Throughout the Term, Lessee shall at its sole risk, cost and expense take good care of the Freezer Land and of any buildings, structures, facilities, improvements, landscaping, grounds and appurtenances constituting a part thereof, and keep the same and all parts thereof, together with any and all Alterations, in good and safe order and condition, in accordance with the practices of prudent owners of similar properties in the area in which the Freezer Land is located and at least equal to the maintenance standards of Lessee or its Affiliates with respect to similar properties owned or operated by Lessee or its Affiliates, suffering no waste or injury, and shall, at Lessee's sole risk, cost and expense, make all changes and repairs, restorations and replacements (collectively, "REPAIRS"), interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, in and to the Freezer Land or any part thereof, and equipment and personal property in and upon the Freezer Land or any part thereof, including, without limitation, vaults, sidewalks, curbs, water, sewer and gas connections, meters, pipes and mains, and all other fixtures and equipment now or hereafter belonging to the Freezer Land or any part thereof, which Repairs may be required to maintain the Freezer Land in good mechanical condition and repair, ordinary wear and tear excepted, in accordance with prudent industry practice, or which may be required pursuant to any Applicable Law or insurance requirement under SECTION 9 hereof. Lessee shall, in accordance with the standards set forth in this SECTION 6, repair or replace each item constituting the Freezer Land that shall have become worn out in whole or in part; provided, however, that the fair market value of the Freezer Land shall not be lessened thereby and that such replacements shall be of a type currently used in the industry for the same purpose. All materials and equipment used or installed in connection with such repairs, restorations and replacements shall be at least equivalent in standard, quality and usefulness to the standard, quality and usefulness of the original materials and equipment.

         6.2 OBSTRUCTION OF ACCESS; ENCROACHMENTS. Lessee shall not obstruct or grant its permission to any third party to obstruct the streets, sidewalks, curb cuts or alleys adjoining or providing access to the Freezer Land. In the event that all or any part of the improvements adjacent to the Freezer Land shall encroach upon the Freezer Land or right-of-way adjoining or adjacent thereto or any part thereof, or shall violate any agreements or conditions affecting the Freezer Land or any part thereof, or shall obstruct any easement or right-of-way to which the Freezer Land or any part thereof may be subject (except easements or rights-of-way granted to or arising in favor of Lessor), then Lessee shall, at its sole cost and expense, either (i) contest such matter pursuant to SECTION 8 hereof, (ii) obtain valid and effective permits for or consents to such encroachments and/or violations (without any liability to Lessor or the Agent for which such parties are not indemnified) or waivers or settlements of all claims, liabilities and damages resulting therefrom, or (iii) make such changes, including alteration or removal, to the Freezer Land and take such other action as shall be reasonably necessary to rectify such encroachments, violations, hindrances, obstructions or impairments, subject to the Lessor's consent if and to the extent required by SECTION 15 hereof. Lessor shall not be required to construct any improvements on the Freezer Land, or to furnish any services or facilities or to make any repairs, restorations, replacements or alterations in or to the Freezer Property, or to maintain or inspect the Freezer Property in any way. Any inspection which Lessor may make of the Freezer Property shall be solely for the purpose of advising Lessor of the condition thereof and Lessee's compliance with the terms, covenants and conditions of this Lease and shall not limit or otherwise alter the respective rights and obligations of Lessor and Lessee hereunder or be deemed to constitute an approval by Lessor of the condition of the Freezer Property, Lessee's performance of its obligations hereunder or any other matter. LESSEE HEREBY ASSUMES THE FULL AND SOLE RESPONSIBILITY FOR THE CONDITION, OPERATION, REPAIR, REPLACEMENT AND MAINTENANCE OF THE FREEZER PROPERTY IN ACCORDANCE WITH THE TERMS, COVENANTS AND CONDITIONS SET FORTH IN THIS LEASE IRRESPECTIVE OF ITS RIGHT UNDER ANY APPLICABLE LAWS TO MAKE THE SAME AT THE EXPENSE OF LESSOR.

SECTION 7. COMPLIANCE WITH APPLICABLE LAWS

         Lessee shall, throughout the Term at Lessee's sole cost and expense, promptly comply with and cause the Freezer Property to comply in all material respects with all Applicable Laws, including, without limitation:

         (a) the requirements of every applicable statute, code, law, rule, ordinance, regulation, order, policy or directive, now or hereafter made by any federal, state, municipal or other public body, department, bureau, office or authority, and any judicial or administrative interpretation thereof, whether present or future, foreseen or unforeseen, ordinary or extraordinary, whether or not the same are presently within the contemplation of Lessor or Lessee, or whether the same require structural or extraordinary repairs, alterations or additions, and irrespective of the cost thereof, which may be applicable from time to time to (i) the Freezer Property or any part thereof, including, but not limited to, the foundations of any building or improvements constituting a part of the Freezer Property or any appurtenances thereto; (ii) the use or occupation of the Freezer Property, including, but not limited to, any demolition, construction, alteration, structural change or addition of, in or to any improvements at any time upon, connected with, appurtenant to or constituting a part of the Freezer Property; (iii) any Environmental Activity; (iv) the removal of any encroachment; (v) any vault, sidewalk or other space in, under or over any street adjoining the Freezer Land; and
     (vi) any agreement, contract, easement, encumbrance, covenant or restriction affecting the Freezer Property or any part thereof; and

         (b) any applicable regulation, rule or order of any Board of Fire Underwriters, Fire Insurance Rating Organization, or other body having similar functions, or of any liability or fire insurance company insuring the Freezer Property, whether present or future, foreseen or unforeseen, ordinary or extraordinary, whether or not the same are presently within the contemplation of Lessor or Lessee, whether the same require structural or extraordinary repairs, alterations or additions, and irrespective of the cost thereof, which may be applicable from time to time and whether or not compliance is required on account of any particular use to which the Freezer Property or any part thereof may be put.

SECTION 8. CONTEST RIGHTS

         8.1 LESSEE'S RIGHT TO CONTEST. Notwithstanding anything to the contrary provided in this Lease, Lessee shall have the right to protest or contest in good faith (i) the amount, validity or applicability of any Imposition, (ii) any charge for the services described in SECTION 4.2 hereof, (iii) the validity or applicability of any Applicable Law or (iv) the validity or applicability of any Lien; provided that and so long as (a) the same is done by Lessee upon prior notice to Lessor and Agent, in good faith, by proper proceedings and in accordance with Applicable Laws, at Lessee's sole cost and expense and with due diligence and continuity so as to resolve such protest or contest as promptly as reasonably possible under the circumstances, (b) the Freezer Land is not in and will not be in material danger of being forfeited or lost by reason of such protest or contest, (c) in the case of any contested Lien, such Lien shall be bonded or otherwise removed from record within the time period set forth in
SECTION 16.1 hereof, (d) if the amount of such Imposition (together with any potential interest or penalties), Lien or charge or the cost of complying with such Applicable Law exceeds 5% of the fair market value of the Freezer Land, Lessee shall deposit with Lessor, or otherwise provide Lessor with, security in an amount and in form and substance reasonably satisfactory to Lessor and Agent for application to the amount of any unpaid Imposition or other charge or the cost of curing any violation of Applicable Laws being contested, or discharging or satisfying any Lien, as the case may be, and to secure Lessor against any loss or damage arising out of such protest or contest or the deferral of Lessee's performance or compliance, (e) in any event, each such protest or contest shall be concluded and any and all actions necessary to comply with Applicable Laws or to discharge any Lien shall be taken and any contested amounts (together with any penalties, interest and costs in connection therewith) shall be paid prior to the date the Freezer Property or any part thereof is listed for an in rem action with respect to the noncompliance with any Applicable Law, the foreclosure of any Lien or the nonpayment of such Imposition or other charge, as the case may be, or any writ or order is issued under which the Freezer Property or any part thereof may be sold, forfeited or lost by reason of such noncompliance, foreclosure or nonpayment, (f) such protest or contest shall not subject Lessor to prosecution for a criminal offense or a claim for civil liability and (g) no Event of Default hereunder shall have occurred and be continuing. Pending the determination of any such protest or contest in accordance with the immediately preceding sentence, Lessee shall not be obligated to comply with any legal requirement being so contested or to pay the Imposition or other charge which is being protested or contested if such noncompliance or non-payment is permitted under Applicable Laws and does not result in a material risk of the discontinuance of any service that is necessary for the proper maintenance and operation of the Freezer Property, as the case may be. Upon written request by Lessor or Agent, Lessee shall provide Lessor and Agent with copies of any applications, petitions or other pleadings filed in connection with any protest or contest pursuant to this SECTION. If required by Applicable Laws, Lessee may conduct any protest or contest permitted by this SECTION indirectly by causing Lessor to do so, provided the same is at the sole cost and expense of Lessee and that Lessor is notified of Lessee's desire so to commence such protest or contest at least fifteen (15) Business Days prior to the date upon which Lessee intends to initiate such protest or contest. So long as Lessee shall be prosecuting any contest or protest in accordance with the terms of this SECTION 8.1, Lessee shall not be deemed to be in Default under this Lease by reason of Lessee's failure to perform the obligation being contested or protested. Lessor shall cooperate with Lessee in connection with any such protest or contest, provided (i) all reasonable and documented out-of-pocket expenses and costs incurred by Lessor in connection therewith shall be borne by Lessee and (ii) Lessor shall not be required to execute any document which would (A) materially adversely affect the fair market value or utility of the Freezer Land or (B) subject Lessor or Agent to any liability unless, in the circumstances described in clause (B) above, the applicable Person is indemnified pursuant to and in accordance with SECTION 7 of the Participation Agreement.

         8.2 LESSOR'S JOINDER RIGHTS. Lessor may, at its sole cost and expense, join with Lessee in making any application, petition or other pleading, retain co-counsel, attend hearings, present evidence and arguments, and generally participate in the conduct of any protest or contest under this SECTION 8 and in connection therewith, Lessee shall notify Lessor of such contest or protest and, upon written request by Lessor, shall make available to Lessor, at Lessor's cost and expense, any non-privileged material in Lessee's possession relating to the Freezer Land and any other facts Lessor may reasonably require in connection therewith. Lessee shall not settle or compromise any contest or protest in which Lessor may participate pursuant to this SECTION without the prior consent of Lessor, which shall not be unreasonably withheld, unless the terms of such settlement (a) expressly provide for the full and unconditional release of the Lessor from any Claims relating to such protested or contested matter and (b) will not result in a material adverse effect on the value, useful life or continued use of the Freezer Land for any purposes intended.

SECTION 9. INSURANCE

         9.1 INSURANCE POLICIES. Lessee shall, at its sole cost and expense, obtain and maintain (or cause other parties, such as contractors, to obtain and maintain) the following insurance policies:

         (a) during the Term hereof, insurance on the Freezer Property against loss or damage by fire and by the risks or causes covered by the broadest form of "all risks" or comparable broad form coverage, including coverage for damage caused by earthquakes and so-called boiler and machinery risks, in amounts at all times sufficient to prevent Lessor or Lessee from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then Full Insurable Value (as hereinafter defined) of the Freezer Property, as evidenced by an appropriate replacement cost or stated amount endorsement to the insurance policy;

         (b) during the Term hereof, insurance on the Freezer Property against loss or damage caused by earthquakes and/or earth movement in an amount as determined by a qualified insurance broker consultant acceptable to Lessor and Lessee;

         (c) flood insurance on the Freezer Property from the date hereof in an amount at least equal to the maximum limit of coverage available for the Freezer Property under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor act thereto) if the Freezer Property is located in an area identified by the U.S. Secretary of Housing and Urban Development as an area having flood hazards and in which flood insurance has been made available under the aforesaid legislation;

         (d) during the Term hereof, commercial general liability insurance written on an occurrence form insuring the Lessee as named insured and naming Lessor and Agent as additional insureds and the Lessor as loss payee, against any liability for (i) (A) bodily injury, death, property damage (1) occurring on or about the Freezer Property or (2) relating to the ownership, use or operation of any automobile or other vehicle used by any Lessee or Construction Agent in connection with the Freezer Property and (ii) breach of contract, with limits of liability not less than $50,000,000 combined single limit;

         (e) during the Term hereof, worker's compensation insurance and employer's liability insurance in statutory limits, or otherwise in compliance with statutory requirements with respect thereto, covering all persons with respect to whom death, bodily injury or sickness claims could be asserted against Lessee under any worker's compensation law, employer's liability law or similar laws of the state in which the Freezer Property is located that may, at any time or from time to time, be enacted;

         (f) during the performance of any Alterations, broad form Builder's All-Risk insurance in such amounts as Lessor and Agent shall reasonably request;

         (g) during the Term hereof, business interruption insurance in amounts sufficient to compensate Lessee for the loss of income during a period of not less than twelve (12) months, such amount of coverage being adjusted annually to reflect the income payable during the succeeding twelve (12) month period; and

         (h) such other insurance on the Freezer Property and in such amounts as may from time to time be reasonably required by Lessor and Agent against other insurable hazards which at the time are commonly insured against in Comparable Buildings.

         The term "FULL INSURABLE VALUE" shall mean the actual replacement cost of the Freezer Property (exclusive of the cost of noninsurable portions thereof, such as excavation, foundations and footings). Any policies of insurance of the character described in clauses (a), (b) and (d) above shall expressly provide that any losses thereunder shall be adjusted with Lessor (or the Agent on behalf of the Lessor) and Lessee. All losses payable under the policies of insurance described in the preceding sentence shall be payable to Lessee and the loss payees jointly subject to the terms of this Lease.

         Builder's Risk Insurance shall be "All Risk" or the equivalent coverage including theft, will insure all buildings, machinery, equipment, materials, supplies, temporary structures and all other property of any nature on-site, off-site, and while in transit which is to be used in fabrication, erection, installation and completion of the project, and remain in effect until the entire project has been completed and accepted by Lessor. Such Insurance shall be provided on a replacement cost value basis and include foundations, other underground property, tenant improvements and personal property when required herein. If tenant improvements and personal property are not included in the above they may be insured separately by Lessor provided coverage is acceptable to Agent. Builder's Risk insurance shall be on a non-reporting, completed value form, and covering: soft costs (to the extent not self-insured by Lessee in a manner reasonably acceptable to Agent), debris removal expense including removal of pollutants, resulting loss and damage to property due to faulty or defective workmanship or materials and/or error in design or specification, loss while the property is in the care, custody, and control of others to whom the property may be entrusted. The policy shall provide that the Lessor can complete and occupy the premises without further written consent from the insurer. The policy shall cover loss of income, resulting from delay in occupancy and use of the premises due to loss. Such insurance shall also cover continuing expenses not directly involved in the direct cost of construction/renovation, including expense incurred upon money borrowed to finance construction or repair, continuing interest on mortgage loans, advertising, promotion, realty taxes and other assessments, the cost to the insured of additional commissions incurred upon renegotiating leases, and other expenses incurred as the result of property loss or destruction by the insured peril. This coverage shall not contain any monthly limitation.

         9.2 ADDITIONAL POLICY REQUIREMENTS. (a) The "all risk" property insurance required to be obtained by Lessee under this SECTION 9 shall be primary and not be concurrent in form or contributing with any other coverage which Lessee or Lessor may carry. Such insurance shall be issued by insurance companies legally qualified to issue such insurance in the jurisdiction in which the Freezer Property is located and of recognized reputability rated A- XI or better (or the then equivalent of such rating) by Best's Insurance Reports (or any successor publication of comparable standing), BBB or better by Standard & Poor's Rating Group and Ba3 by Moody's Investors Service, Inc. Such insurance shall be provided pursuant to forms of insurance policies reasonably satisfactory to Lessor. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Lessee's insurance coverage, shall be deemed to limit or restrict in any way Lessee's liability arising under this Lease. The dollar amounts set forth in
SECTION 9.1(D) shall be increased from time to time during the term upon request by Lessor to the extent such increase is consistent with commercial general liability insurance then customarily required by landlords of Comparable Buildings. With respect to the insurance required by SECTIONS 9.1(A) and (D) that is provided by means of an insurance policy covering the Freezer Property and other properties owned or occupied by Lessee on or before the date upon which such insurance is required, Lessee shall deliver to Lessor (i) an original certificate evidencing such insurance, (ii) an original endorsement to such policy naming Lessor as loss payee or additional insured, as the case may be, and (iii) a summary of those provisions of such policy applicable to the Freezer Property certified by the issuer. With respect to each other insurance policy required to be obtained by Lessee under this SECTION 9, on or before the date on which such insurance coverage is required by SECTION 9.1, Lessee shall deliver to Lessor satisfactory evidence of such insurance. Prior to the expiration of any required policy Lessee shall provide to Lessor satisfactory evidence of renewal or replacement of such insurance policy. Each insurance policy required to be carried hereunder by or on behalf of Lessee shall (A) provide (and any certificate evidencing the existence of each such insurance policy shall certify) (i) that such insurance policy shall not be cancelled or modified unless Lessor shall have received thirty (30) days' prior written notice of such cancellation or modification, (ii) that any loss payable thereunder shall be payable notwithstanding any act, omission or negligence of Lessee which might, absent such agreement, result in a forfeiture of all or any portion of such insurance payment, (iii) that the interests of the

Lessor shall be insured regardless of any breach or violation by the Lessee of any representations, warranties, conditions or declarations contained in such policy and (B) contain such deductibles and retentions as shall be commercially available and reasonably acceptable to Agent.

         (b) If Lessee shall fail to pay any or all of the premiums due under any of the foregoing policies or to deliver evidence of such policies as required by this SECTION, Lessor, at its option, may (but shall not be obligated to) procure, deliver and deposit the same or pay the premiums therefor, and the amounts paid by Lessor shall constitute Additional Rent hereunder and shall be repaid to Lessor by Lessee promptly, but in any case within ten (10) Business Days, after rendition of a bill therefor by Lessor. No such payment by Lessor shall be deemed a waiver of any default by Lessee hereunder nor shall it affect any other right or remedy of Lessor by reason of such default.

         (c) Lessee shall not violate or permit any occupant of the Freezer Property, or any part thereof, to violate any of the material conditions or provisions of any such policy, and Lessee shall perform and satisfy the requirements of the insurers writing such policies.

         (d) Upon written request by Lessor, Lessee shall furnish proof, reasonably satisfactory to Lessor, of the payment (whether in full or by periodic payment) of the premiums for all insurance policies at any time required to be effected and maintained under this Lease.

         (e) The insurance required to be provided by Lessee pursuant to this
SECTION 9 shall be primary and non-contributory as evidenced by the certificates of insurance required to be delivered by Lessee pursuant to this SECTION 9.

         (f) No approval by Lessor of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by Lessor as to the amount, type or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

         (g) Lessee shall cause each insurer to include in each of Lessee's insurance policies insuring against loss, damage or destruction of property by fire or other insured casualty (each a "CASUALTY POLICY") and in the insurance policy required by SECTION 9.1(D) a waiver of the insurer's right of subrogation against Lessor and Agent and their respective employees, representatives, agents and contractors and against any additional insureds, or, if such waiver shall be unobtainable (i) an express agreement that such policy shall not be invalidated if Lessee waives or has waived before the casualty the right of recovery against any party responsible for a covered casualty or (ii) any other form of permission for the release of such responsible party.

         9.3 SYNTHETIC LEASE. Anything to the contrary provided herein notwithstanding, prior to any Synthetic Termination Lessee shall be deemed to be in compliance with the requirements of this SECTION 9 so long as Lessee complies with its obligations under Section 9 of the Synthetic Lease and all such insurance policies include the Freezer Land and Freezer.

SECTION 10. DAMAGE, DESTRUCTION AND CONDEMNATION

         10.1 DEFINITION OF CASUALTY. If during the Term, the Freezer Land or any part thereof shall be destroyed or damaged in whole or in part, by any cause whatsoever and the cost of restoring the Freezer Land exceeds five percent (5%) of the fair market value of the Freezer Land or shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain and either the cost to restore the Freezer Land or the resulting diminution in the fair market value of the Freezer Land exceeds five percent (5%) of the fair market value of the Freezer Land as of the date hereof (any of the foregoing, a "CASUALTY"), Lessee shall give Lessor prompt notice of such Casualty. For purposes of this SECTION, the term "SUBSTANTIAL CASUALTY" shall mean a Casualty the extent of which is such that (i) the Freezer Land, in the good faith opinion of Lessee, is rendered unsuitable for restoration or continued use or (ii) the nature of such Casualty is such that (A) in the judgment of the Independent Engineer, the Freezer Land cannot be restored with reasonable diligence in a time period ending no later than the earlier to occur of (1) six (6) months after the date of such Casualty and (2) six (6) months prior to the Expiration Date or (B) the cost of the Restoration, as determined by the Independent Engineer, would exceed an amount equal to twenty five percent (25%) of the fair market value of the Freezer Land.

         10.2 CASUALTY PROCEEDS. Lessee shall be entitled to any award or compensation or insurance payment or other proceeds to which Lessee may become entitled by reason of its interest in the Freezer Land or any part thereof being affected by a Casualty (collectively, "CASUALTY PROCEEDS").

         10.3 TERMINATION NOTICE; LESSOR TERMINATION NOTICE. (a) If a Substantial Casualty occurs, then Lessee shall have the option to terminate this Lease as of the date set forth in a notice delivered by Lessee to Lessor not later than thirty (30) days after the date of such Substantial Casualty (the "TERMINATION NOTICE"), which date shall be the Rental Payment Date first occurring at least thirty (30) days after the occurrence of any such Substantial Casualty. Lessee shall continue to pay Basic Rent from and including the date of such Casualty to and including the applicable termination date (the "TERMINATION DATE"), which Basic Rent shall be apportioned as of the Termination Date in the event such Termination Date does not occur on a Rental Payment Date. If Lessor elects to terminate this Lease pursuant to this SECTION 10.3, Lessee must, at its sole cost and expense, demolish any remaining portion of Freezer Improvements located on the Freezer Land and return the land to a safe condition.

         (b) Anything to the contrary provided in subsection (a) above notwithstanding, in the event of a termination of the Synthetic Lease (as it relates to the HQ Property only) as a result of a substantial casualty to the HQ Property, simultaneously with the payment by Lessee of the applicable Termination Value for the HQ Property under the Synthetic Lease and conveyance of the HQ Property to Lessee, Lessor shall convey all of its right, title and interest in, to and under the Freezer Lease to Lessee by quit claim deed without warranty or covenant other than customary representations with respect to its valid existence and authority to execute and deliver the deeds of conveyance (but free of any Lessor Liens) for no additional consideration.

         10.4 CASUALTY OTHER THAN A SUBSTANTIAL CASUALTY. If there shall occur a Casualty which is not a Substantial Casualty, this Lease shall continue in full force and effect without any reduction or abatement in Basic Rent hereunder and Lessee shall promptly (i) file all required documents and applications with its insurers, and make such claims with its insurers, as shall be necessary or advisable, (ii) take such steps as shall be necessary or advisable to preserve the undamaged portion of the Freezer Land and (iii) at its own risk, cost and expense, and whether or not the Casualty Proceeds, if any, shall be sufficient for the purpose, promptly restore, repair, replace or rebuild the same to its value, condition and character immediately prior to such damage or destruction. Such restoration, repair, replacement or rebuilding shall be commenced and prosecuted to completion with due diligence and in a workmanlike manner. Lessor shall in no event be called upon to repair, replace, restore or rebuild any portion of the Freezer Land, nor to pay any of the costs or expenses thereof. All work shall be performed under the supervision of an architect or engineer selected by Lessee and approved by Lessor, which approval shall not unreasonably be withheld or delayed. Such work shall not be undertaken until (1) complete and detailed plans and specifications have been approved in writing by Lessor, which approval shall not be withheld or delayed; provided that (x) the capacity and useful life of the Freezer Land, shall not, after such restoration, be less than the capacity and useful life prior to such Casualty;
(y) the fair market value of the Freezer Land shall not, after such restoration, be less than its fair market value prior to such Casualty in Lessor's reasonable judgment; and (z) if the estimated cost to complete such restoration exceeds the amount of the Casualty Proceeds, Lessor is, in its sole judgment, satisfied that Lessee shall have sufficient funds available to pay such excess, and (2) Lessee shall have obtained any necessary permits and approvals from all governmental departments, bureaus and agencies having jurisdiction. Lessor shall cooperate with Lessee as necessary in obtaining such permits and approvals; provided that Lessee shall reimburse Lessor for any reasonable and documented costs and expenses incurred in connection with such cooperation.

         10.5 EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, any Casualty Proceeds payable to or for the account of, or to be retained by, Lessee pursuant to this SECTION 10 shall be paid to Lessor as security for the obligations of Lessee under this Lease, and, at such time thereafter as either no such Event of Default shall be continuing or Lessee shall have validly exercised its option to purchase the Freezer Land pursuant to
SECTION 30, such Casualty Proceeds shall be paid promptly to Lessee, or applied to the purchase price payable by Lessee, as applicable.

SECTION 11. LESSOR MAY PERFORM LESSEE'S OBLIGATIONS

         If Lessee shall fail to observe, perform or comply with any term, covenant or condition contained herein to be observed, performed or complied with on Lessee's part, including, without limitation, any obligation to pay any Imposition required by SECTION 4 hereof or any other amount required to be paid by Lessee to any third party pursuant to the terms hereof Lessor, without being under any obligation to do so and without thereby waiving such failure, may (i) upon expiration of the applicable grace period with respect to such default provided in SECTION 12 hereof, or (ii) in the case of any failure resulting in imminent threat to human health or the Freezer Land or a reasonable likelihood of criminal liability on the part of any Indemnified Person, upon such prior notice as shall be reasonable under the circumstances, perform the same (and shall have access to the Freezer Property, if necessary, to do so), including, without limitation, the making of repairs necessary to cure such failure for the account and at the expense of Lessee. If Lessor should incur any cost or expense whatsoever, including, without limitation, reasonable attorneys' fees and disbursements, in (A) performing any of Lessee's obligations in accordance with the provisions of this SECTION 11, (B) instituting or prosecuting any action or proceeding in connection with Lessor's performance of any of Lessee's obligations in accordance with the provisions of this SECTION 11 or (C) defending any action or proceeding instituted by reason of any default of Lessee, Lessee shall reimburse Lessor, on demand, for the amount of such expense. No such payment or expenditure by Lessor shall be deemed a waiver of any default by Lessee hereunder nor shall it affect any other right or remedy of Lessor by reason of such default.

SECTION 12. DEFAULT OF LESSEE

         12.1 EVENT OF DEFAULT DEFINED. This Lease and the term and estate hereby granted are subject to the limitation that if any one or more of the following events (each, an "EVENT OF DEFAULT") shall occur:

         (a) a Lease Event of Default shall occur under the Synthetic Lease (if the Synthetic Lease shall then be in effect); or

         (b) Lessee shall fail to pay any installment of Basic Rent when due; or

         (c) Lessee shall fail to pay when due any Additional Rent and other sums then due and payable hereunder relating to the Freezer Property, and such failure shall continue thirty (30) days after notice by Lessor to Lessee of such default; or

         (d) Lessee shall fail to maintain insurance in accordance with provisions of this Lease; or

         (e) Lessee shall fail to observe, perform or comply with any term, covenant or condition of this Lease on Lessee's part to be observed, performed or complied with (other than the covenants described in SUBSECTIONS (A) through (C) of this SECTION 12.1) and (1) such failure shall not be capable of cure or (2) Lessee shall fail to remedy such default within ninety (90) days (or such longer period as is reasonably necessary to remedy the same so long as Lessee diligently pursues the same) after the earlier of (x) the date on which a Responsible Officer of Lessee becomes aware of such failure and (y) notice by Lessor to Lessee of such default; or

         (f) Intentionally Omitted.

         (g) Freezer Property or any portion thereof shall become subject to any Lien (other than a Lessor Lien) not expressly permitted by the terms of the Operative Documents and such Lien is not removed by Lessee (by bonding or otherwise) within sixty (60) days after Lessee receives notice or a Responsible Officer of Lessee obtains actual knowledge of the existence of such Lien; or

         (h) Lessee is generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against Lessee seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (B) any such proceeding instituted against remains undismissed and unstayed for a period of sixty (60) days; or Lessee takes any corporate action to authorize any of the actions set forth above in this SECTION 12.1(H); or

         (i) Lessee shall assign, mortgage, hypothecate, sublet or otherwise transfer or encumber this Lease or any portion of the Freezer Property other than in accordance with the provisions of SECTION 13 hereof, and any of said events is continuing, Lessor, at its option, may (but shall not be obligated to) terminate this Lease and the term and estate hereby granted upon notice to Lessee, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the giving of such notice with the same effect as if that day were the Expiration Date, and Lessee shall then quit and surrender the Freezer Land to Lessor but Lessee shall remain liable as herein set forth.

         12.2 REMEDIES. (a) If an Event of Default shall have occurred and shall have continued after ten (10) days notice to Lessee:

         (i) Lessor may take all steps to protect and enforce the rights of the Lessor or obligations of Lessee hereunder, whether by action, suit or proceeding at law or in equity (for the specific performance of any covenant, condition or agreement contained in this Lease, or in and for the execution of any power herein granted or for any foreclosure, or the enforcement or any other appropriate legal or equitable remedy) or otherwise as the Lessor shall deem necessary or advisable;

         (ii) Lessee shall pay to Lessor all Basic Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated or to the date of re-entry upon the Freezer Land by Lessor, as the case may be;

         (iii) Lessor shall be entitled to retain all monies, if any, paid by Lessee to Lessor pursuant to the Lease, whether as Basic Rent, Additional Rent or otherwise, but such monies shall be credited by Lessor against any Basic Rent or Additional Rent due at the time of the occurrence of the Event of Default or the time of any termination or re-entry or, at Lessor's option, against any damages payable by Lessee;

         (iv) Lessor's agents and representatives may immediately re-enter the Freezer Land or any part thereof, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Freezer Land and dispossess Lessee and any other persons and entities from the Freezer Land or dispossess some and not others or dispossess none and may remove any and all of Lessee's property and effects, including Freezer Improvements from the Freezer Land and in no event shall re-entry be deemed an acceptance of surrender of this Lease or an election by Lessor of any particular remedy or of a claim for damages against Lessee. Upon any such re-entry,

     Lessor, at its option, may relet the whole or any part or parts of the Freezer Land from time to time, for the account of Lessee, to such tenant or tenants, for such term or terms ending before, on or after the scheduled expiration of the Term, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Lessor, in its sole discretion, may determine. Lessor shall not be required to accept any tenant offered by Lessee or to observe any instruction given by Lessee about such reletting. Lessor shall have no obligation to relet the Freezer Land or any part thereof and shall in no event be liable for refusal or failure to relet the Freezer Land or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor, at Lessor's option, may make such Alterations and other physical changes in and to the Freezer Land as Lessor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Lessee of any liability under this Lease or otherwise affecting any such liability, provided that Lessee shall not be liable for the cost of any such Alterations or other physical changes unless Lessee is otherwise liable therefor under the other terms, covenants and conditions contained in this Lease. In no event shall any one or more of the following actions by Lessor constitute a termination of this Lease: (A) maintenance and preservation of the Freezer Land; (B) efforts to relet the Freezer Land; (C) appointment of a receiver in order to protect Lessor's interest hereunder; (D) consent to any subletting of the Freezer Land or assignment of this Lease by Lessee, whether pursuant to provisions hereof concerning subletting and assignments or otherwise; or (E) any other action by Lessor's agents intended to mitigate the adverse effects from any breach of this Lease by Lessee or otherwise permitted by law;

         (v) Lessee shall pay to Lessor, in monthly installments, on the days specified in this Lease for payment of installments of Basic Rent, the difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of this Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord's re-entry upon the Freezer Land and such reletting, including repossession costs, brokerage commissions, attorneys' fees and disbursements, and alteration costs) (the "DEFICIENCY"); it being understood that Lessor shall be entitled to recover the Deficiency from Lessee each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Lessor's right to collect the Deficiency for any subsequent month by a similar proceeding;

         (vi) Whether or not Lessor shall have collected any monthly Deficiency, Lessee shall pay to Lessor, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the term (assuming Additional Rent during such period to be the same as had been payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by

     4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Freezer Land, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Lessor pursuant to the provisions of Section 12.2(a)(v) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Freezer Land, or any part thereof, shall have been relet by Lessor for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Freezer Land so relet during the term of the reletting;

         (vii) Subject to SECTION 13.2(C) hereof, Lessor shall be entitled to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Lessee and affecting the Freezer Land or may, in Lessor's sole discretion, succeed to Lessee's interest in such subleases, licenses, concessions or arrangements. In the event of Lessor's election to succeed to Lessee's interest in any such subleases, licenses, concessions or arrangements, Lessee shall, as of the date of notice by Lessor of such election, have no further right or interest in the rent or other consideration receivable thereunder; and

         (viii) In addition to the other sums that Lessor shall be entitled to recover under this SECTION, Lessor shall be entitled to prove and recover from Lessee as damages an amount equal to the cost of performing all obligations on Lessee's part to be performed under this Lease during the Term which obligations have not been previously discharged by Lessee, including, without limitation, the cost of placing the Freezer Land in the condition in which Lessee has agreed to surrender it to Lessor on the expiration or termination of this Lease.

         (b) In the event of any breach or threatened breach by Lessee or any person or entity claiming through or under Lessee of any of the terms, covenants or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

         (c) Lessee, on its own behalf and on behalf of all persons and entities claiming through or under Lessee, including, but not limited to, all creditors, does hereby irrevocably waive any and all rights and privileges, so far as is permitted by law, which Lessee and all such persons and entities might otherwise have under any Applicable Laws, to (i) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (ii) redeem the Freezer Land, (iii) re-enter or repossess the Freezer Land, or (iv) restore the operation of this Lease after Lessee shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Lessor, or after any expiration or termination of this Lease and the Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

         (d) In the event suit shall be brought by Lessor because of the breach of any term, covenant or condition herein contained on the part of Lessee to be observed, performed or complied with, then, if Lessor is awarded any affirmative relief in such suit, Lessor may recover from Lessee all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

         (e) To the extent that any Event of Default shall have been fully and completely cured prior to the exercise of any remedies by Lessor under this Lease or Applicable Law, such Event of Default shall cease to be an "Event of Default" for all purposes under the Operative Documents, including, without limitation, for purposes of the exercise of remedies or the denial or conditioning of the rights of Lessee hereunder.

         (f) If, following the occurrence of an Event of Default under the Synthetic Lease, Lessee pays Termination Value for each of the Properties and acquires same in accordance with the terms of the Synthetic Lease, then simultaneously with the conveyance by Lessor of the HQ Property to the Lessee pursuant to the Synthetic Lease, Lessor shall convey the Freezer Land to Lessee by quitclaim deed without representation, recourse or warranty other than customary representations with respect to its valid existence and authority to execute and deliver the deeds of conveyance (but free of any Lessor Liens), for no additional consideration.

         12.3 WAIVER OF TRIAL BY JURY. LESSOR AND LESSEE SHALL AND HEREBY DO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, BY CONSOLIDATION OF ACTIONS OR OTHERWISE, BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR THE INTERPRETATION THEREOF, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE FREEZER PROPERTY, ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. LESSEE SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS, BY CONSOLIDATION OF ACTIONS OR OTHERWISE, OR RAISE THE EQUITABLE DEFENSE OF RECOUPMENT OR SETOFF IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED ON NON-PAYMENT BY LESSEE OF BASIC RENT OR ADDITIONAL RENT, UNLESS THE FAILURE TO INTERPOSE SUCH COUNTERCLAIM OR COUNTERCLAIMS IN SUCH PROCEEDINGS OR ACTION WOULD CONSTITUTE A WAIVER OF SUCH COUNTERCLAIM OR COUNTERCLAIMS OR WOULD MATERIALLY PREJUDICE LESSEE'S RIGHT TO PURSUE SUCH COUNTERCLAIM OR COUNTERCLAIMS IN A SEPARATE ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL BE DEEMED TO PROHIBIT LESSEE FROM PURSUING ANY CLAIM THAT LESSEE MAY HAVE AGAINST LESSOR IN A SEPARATE SUIT OR PROCEEDING, PROVIDED THAT LESSEE SHALL NOT MAKE ANY MOTION TO CONSOLIDATE SUCH SEPARATE SUIT OR PROCEEDING WITH ANY SUMMARY PROCEEDING OR OTHER ACTION DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS LEASE.

         12.4 REMEDIES CUMULATIVE. The rights and remedies created hereby are cumulative, and no reference to nor exercise of any specific right or remedy by Lessor shall prejudice or preclude Lessor from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein or the other Operative Documents.

         12.5 NO SUBSEQUENT WAIVER. No waiver by Lessor or Lessee of the breach of any covenant, agreement, obligation or condition of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof.

SECTION 13. ASSIGNMENT, SUBLETTING AND MORTGAGING

         13.1 ASSIGNMENT. (a) Neither this Lease nor the leasehold created hereby shall be assigned, mortgaged, hypothecated or otherwise transferred or encumbered by Lessee, by operation of law or otherwise without the prior written consent of Lessor, which consent may be withheld by Lessor in its sole discretion; provided that Lessee may assign the Lease to any Affiliate of Lessee. Any attempted assignment, mortgage, hypothecation or other transfer or encumbrance or subletting in violation of this SECTION shall be null and void and without effect and shall not affect any of Lessor's rights or remedies hereunder.

         (b) For purposes of this SECTION 13, the following events shall be deemed an assignment of this Lease: (i) the issuance of equity interests in Lessee (whether stock or partnership interest or otherwise) to any person or group of related persons, in a single transaction or a series of related transactions, such that, following such issuance, such person or group shall have Control of Lessee; or (ii) a transfer of Control of Lessee in a single transaction or a series of related transactions, except that the transfer of the outstanding capital stock of Lessee (by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended) through the "over-the-counter" market or any recognized national securities exchange shall not be included in the determination of whether Control has been transferred.

         13.2 SUBLETTING. (a) Lessee shall not sublease any portion of the Freezer Land without Lessor's prior consent, which consent may be withheld by Lessor in its sole discretion; provided, however, that Lessee may sublet any portion of the premises to an Affiliate of Lessee. The term of any such sublease (including any renewal or extension options contained in such sublease) must end no later than one day prior to the expiration of the Term. Lessee shall deliver a conformed copy of any proposed sublease to the Lessor and Agent within thirty
(30) days after the effective date of such sublease.

         (b) Each sublease entered into by Lessee shall provide that, from and after the termination of this Lease or re-entry by Lessor or other succession by Lessor to Lessee's estate in the Freezer Land, subtenant shall waive any right to surrender possession or to terminate the sublease and, at Lessor's election, shall be bound to Lessor for the balance of the term of the sublease and shall attorn to and recognize Lessor, as its landlord, under all of the then executory terms of the sublease, except that Lessor shall not (i) be liable for any previous act, omission or negligence of Lessee under the sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in the sublease theretofore accruing to subtenant against Lessee, or (iii) be obligated to perform any repairs or work in the Freezer Land. Subtenant shall execute and deliver such instruments as Lessor may reasonably request to evidence and confirm such attornment.

         (c) Each sublease (i) shall provide that it is, and at all times shall remain, subject and subordinate to this Lease, to all of the provisions, covenants, agreements, terms and conditions hereof and to any matters to which this Lease is subject and subordinate and (ii) shall include an agreement by the subtenant, enforceable directly by Lessor, to confirm such subordination in writing at the request of Lessor. At Lessee's request, Lessor shall execute and deliver a non-disturbance agreement in form and substance reasonably acceptable to Lessor, provided that Lessor, in its sole discretion, determines that the terms of such sublease and the nature, creditworthiness and character of the proposed subtenant are such that Lessor would, in the absence of this Lease, enter into a direct lease with such subtenant for such premises and on such terms.

         13.3 CONSENT; EFFECT OF ASSIGNMENT OR SUBLETTING. (a) The consent by Lessor to an assignment or to a subletting (if applicable) shall not relieve Lessee from obtaining the express consent of Lessor to any further assignment or subletting (if applicable).

         (b) Nothing contained herein or in any consent that may be granted by Lessor to any assignment or subletting (if applicable) shall be construed to modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions of this Lease or to relieve Lessee of any liability or obligation imposed upon it hereunder, notwithstanding any assignment of its interest hereunder or any subletting of all or any portion of the Freezer Land.

         (c) If this Lease be assigned, or if the Freezer Land or any part thereof be sublet or occupied by any person or entity other than Lessee, whether or not in accordance with the terms, covenants and conditions contained in this Lease, Lessor may, after the occurrence of any Event of Default, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof (including, without limitation, a waiver of any violation of the provisions of this SECTION 13), the acceptance of the assignee, subtenant or occupant as tenant, or a release of Lessee from the further performance by Lessee of any of the terms, covenants or conditions on the part of Lessee herein contained.

SECTION 14. ACCESS TO THE FREEZER LAND

         14.1 LESSOR'S RIGHT TO INSPECT.Lessee shall permit inspections of the Freezer Land by Lessor and Agent, their respective agents and representatives, and by or on behalf of any existing and prospective mortgagees of the Freezer Land, prospective purchasers of the Freezer Land and any existing or prospective lessor under any underlying lease of the Freezer Land (collectively referred to herein as the "INVITEES"), at any time during the Term and at Lessee's sole cost and expense if an Event of Default shall occur and be continuing, and shall permit the Invitees and their respective agents and representatives access to
(i) ascertain the condition of the Freezer Land or whether Lessee is observing, performing and complying with Lessee's obligations hereunder, or (ii) make such repairs required hereunder if permitted pursuant to SECTION 11 hereof. Except for access during periods when Lessor or Agent has reason to believe that conditions at the Freezer Land are such that there is an imminent threat to human health or the Freezer Land or a reasonable likelihood such conditions could result in criminal liability on the part of any Indemnified Person, the rights of access contained in this Lease shall be exercisable at reasonable times, at reasonable hours and, in all cases, on reasonable prior notice. Unless and until Lessee shall have exercised its option to purchase the Freezer Land pursuant to SECTION 30, during the one (1) year period immediately preceding the scheduled expiration of the Term, Lessee shall permit inspection of the Freezer Land at reasonable times, at reasonable hours, upon reasonable notice and for reasonable periods by or on behalf of prospective tenants. The provisions contained in this SECTION 14 are not intended to create or increase, and are not to be construed as creating or increasing, any obligations on Lessor's part hereunder.

         14.2 LESSEE'S RIGHTS TO ACCESS. Lessee shall have rights of ingress and egress ("RIGHTS OF ACCESS") to and from Freezer Land over HQ Property until expiration or earlier termination of this Lease, provided however, that upon expiration or earlier termination of the Synthetic Lease, Lessor may impose such restrictions on Lessee's Rights of Access as Lessor reasonably determines.

SECTION 15. ALTERATIONS

         15.1 APPROVAL. Lessee shall not make or allow any alterations, additional installations, substitutions, improvements and decorations (collectively referred to herein as "ALTERATIONS") in, on or to the Freezer Land without the prior approval of Lessor if such Alteration or Alterations would adversely affect the value, utility or useful life of the Freezer Land or the remainder of the HQ Improvements. All Alterations undertaken by Lessee shall be performed at Lessee's sole cost and expense and Lessor shall have no obligation hereunder to reimburse Lessee for any portion of the costs thereof.

         15.2 CONDITIONS. (a) Lessee's rights to make Alterations to the Freezer Land shall be further subject to the following terms, covenants and conditions:

         (i) All Alterations (excluding, however, Alterations that are solely comprised of partitions, floor covering, fixtures or other personal property which can be removed from the Freezer Land pursuant to SECTION 25 hereof ("REMOVABLE PROPERTY")) shall be of a standard and quality at least equal to the standard and quality of the Freezer Land as of the date of this Lease.

         (ii) At all times all bills for supplies, materials, labor and services in connection with the Alterations shall have been paid, provided for (by hold-back or another method reasonably acceptable to Lessor) or bonded (by a surety company bond issued by a company and in form, substance and amount reasonably acceptable to Lessor), and no vendor's, mechanic's, laborer's or materialmen's statutory or similar lien upon the Freezer Land, or any portion thereof, shall have been filed based upon such supplies, materials, labor or services unless Lessee is contesting such lien in accordance with
     SECTION 8 hereof.

         (iii) The Alterations will not result in a violation of any certificate of occupancy applicable to the Freezer Property or any part thereof or result in, or require, any change in any such certificate of occupancy so that any portion of the Freezer Property may not be used for the uses thereof permitted in SECTION 3 hereof.

         (iv) In performing the work involved in making the Alterations, Lessee shall be bound by and observe all of the terms, conditions and covenants contained in this SECTION 15.

         (v) Before proceeding with any Alteration the cost of which exceeds $150,000, Lessee shall submit to Lessor a reasonably detailed description of the work to be done and a certification that such Alteration will not materially adversely affect the value, utility or useful life of the Freezer Land. Lessee shall not be permitted to install and make part of the Freezer Land any materials, fixtures or articles, including Freezer Improvements, which are subject to Liens, conditional sales contracts, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as in effect in the State in which the Freezer Land is located.

         (vi) Lessee shall maintain a complete set of "as built" structural, mechanical and similar plans and specifications with respect to any Alterations which would customarily be reflected on "as built" plans in accordance with good construction practice and shall promptly deliver a copy thereof to Lessor as soon as is practicable after Lessor's request. The obligations of Lessee under this SECTION 15.2(A)(VI) shall survive the expiration or termination of this Lease.

         (b) All Alterations shall at all times comply with all Applicable Laws. Lessee, at its expense, shall (i) obtain (and Lessor shall cooperate with Lessee, at Lessee's cost, in so obtaining) all necessary governmental permits and certificate for the commencement and prosecution of the Alterations and for final approval thereof upon completion, (ii) deliver copies thereof to Lessor, and (iii) cause the Alterations to be performed in material compliance therewith and in material compliance with all applicable requirements of the Operative Documents, and in a good and first-class workmanlike manner, using materials and equipment at least equal in quality and standard to the existing improvements on the Freezer Land (except with respect to Alterations affecting only Removable Property).

         (c) Subject to SECTION 8 hereof, Lessee, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations which shall be issued by public authority having or asserting jurisdiction.

         (d) If, during the last six (6) months of the Term, Lessee shall have removed all or substantially all of its property from the Freezer Land, unless Lessee shall have theretofore exercised its right to purchase the Freezer Land pursuant to SECTION 30 hereof, Lessor may thereafter enter and alter, renovate and redecorate the Freezer Land, without elimination, diminution or abatement of Basic Rent or Additional Rent or incurring liability to Lessee for any compensation. Lessor shall give Lessee at least fifteen (15) Business Days' notice prior to commencing any such alteration, renovation or redecoration. From and after the date that Lessor



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

commences any such alteration, renovation or redecoration of the Freezer Land, Lessee shall no longer be obligated to observe, perform or comply with any term, covenant or condition hereof on Lessee's part to be observed, performed or complied with hereunder (other than Lessee's obligation to pay Basic Rent and Additional Rent) to the extent that such obligations arise or accrue after the date that Lessor commences any such alteration, renovation or redecoration of the Freezer Land. Unless Lessor shall have given Lessee the aforesaid notice, Lessor shall not be entitled to exercise its right under this SECTION 15.2(E). Without limiting the generality of the foregoing, no entry on the Freezer Land by Lessor pursuant to SECTION 11 or 12 hereof shall be deemed to be an exercise by Lessor of its right under this SECTION 15.2(E).

         (e) If any Alteration will have an impact on the remainder of the HQ Improvements, Lessee shall provide Lessor with full plans for such Alteration and Lessor shall have the right, in its reasonable discretion, to consent to same.

SECTION 16. LIENS; ZONING

         16.1 LIENS. (a) Lessee shall not, without the prior written consent of Lessor, create, place or permit to be created or placed or allow to remain, and, subject to SECTION 8.1, shall take such action, by bonding, deposit or payment, to remove or satisfy of record within sixty (60) days of the placing thereof, any Lien, voluntary or involuntary against or covering the Freezer Property, whether or not subordinate to this Lease, other than (i) Permitted Encumbrances,
(ii) Lessor Liens and (iii) inchoate mechanics' or materialmen's liens in respect of amounts not yet due and payable.

         (b) Notice is hereby given that Lessor shall not be liable for any services, labor, supplies or materials furnished or to be furnished to Lessee upon credit, and that no vendor's, mechanic's, laborer's or materialman's statutory or similar lien for any such services, labor, supplies or materials shall attach to or affect the reversionary or other estate or interest of Lessor in and to the Freezer Land. Whenever and as often as any vendor's, mechanic's, laborer's or materialmen's statutory or similar lien shall have been filed against the Freezer Property based upon any act or interest of Lessee or of anyone claiming through Lessee, or if any conditional bill of sale or chattel mortgage shall have been filed for or affecting any materials, supplies, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by Lessee or its successors in interest, Lessee shall forthwith take such action, by bonding, deposit or payments, as will remove or satisfy the lien, conditional bill of sale or chattel mortgage of record.

         (c) Other than Liens created pursuant to the Operative Documents in connection with the Synthetic Lease, Lessor shall not, without the prior written consent of Lessee, create, place or permit to be created or placed or allow to remain, any Lessor Liens voluntary or involuntary against or covering the Freezer Land.

         16.2 ZONING. Lessee will not, without the consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion, (i) initiate or support any zoning reclassification of the Freezer Property or any part thereof, seek any variance under existing zoning ordinances applicable to the Freezer Property or any part thereof or use or permit the use of the Freezer Property or any part thereof in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) impose any restrictive covenants or encumbrances upon the Freezer Property or any part thereof, execute or file any subdivision plat affecting the Freezer Land or any part thereof or consent to the annexation of the Freezer Land or any part thereof to any municipality or (iii) permit or suffer the Freezer Property or any part thereof to be used by the public or any person or entity in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

SECTION 17. SUBORDINATION AND ATTORNMENT

         17.1 SUBORDINATION AND ATTORNMENT. (a) This Lease and all rights of Lessee hereunder are and shall be subject and subordinate in all respects to the lien of the Mortgage.

         (b) Lessor hereby notifies Lessee that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the Basic Rent or any Additional Rent, shorten the Term, or adversely affect in any other respect to any material extent the rights of Lessor hereunder without the prior consent of Agent in each instance, except that said consent shall not be required to the institution or prosecution of any action or proceedings against Lessee by reason of a default on the part of Lessee under the terms of this Lease.

         17.2 PROVISIONS SELF-OPERATIVE. The provisions of this SECTION 17 for the subordination of this Lease and the conditions of such subordination shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall promptly execute and deliver at its own cost and expense any instrument reasonably acceptable to Lessee, in recordable form if required, that Lessor, Agent or any of their respective successors in interest may reasonably request to evidence such subordination.

SECTION 18. QUIET ENJOYMENT

         If and so long as the Lessee shall pay the Basic Rent and any Additional Rent reserved by this Lease, and shall perform, observe and comply with all the terms, covenants and conditions herein contained on the part of Lessee to be performed, observed and complied with, Lessee shall quietly enjoy the Freezer Land free from any disturbance by Lessor or any person or entity claiming through or under Lessor, subject, however, to the terms of this Lease. This SECTION shall not be deemed to constitute a warranty by Lessor of title to the Freezer Land.

SECTION 19. ESTOPPEL CERTIFICATE

         Lessor and Lessee agree at any time and from time to time upon ten (10) days' prior notice from the requesting party, to execute, acknowledge and deliver to the requesting party and to such other persons and entities as such requesting party may designate, a statement certifying (i) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (ii) the date to which the Basic Rent has been paid, (iii) that all Additional Rent that is due and payable on or before such date has been paid in full, (iv) that to the best of the certifying party's knowledge, the requesting party is not in default in observing, performing or complying with any term, covenant or condition contained in this Lease on such party's part to be observed, performed or complied with or, if the certifying party has knowledge of any such default, specifying each such default, (v) that the certifying party has not made and does not have any claim against the requesting party under this Lease or, if so, the nature and the dollar amount, if any, of such claim, (vi) that there do not exist any offsets, defenses or counterclaims against enforcement of any of the terms, covenants or conditions of this Lease to be observed, performed or complied with on the part of the requesting party, or, if so, specifying the same and the dollar amount thereof and (vii) in the case of a request by Lessor, such further information with respect to this Lease or the Freezer Land as Lessor may reasonably request, it being intended that any such statement delivered pursuant to this SECTION shall be binding on the certifying party and may be relied upon by the requesting party and any designee of the requesting party, including, without limitation, any prospective purchaser of the Freezer Land, any mortgagee or prospective mortgagee of the Freezer Land, or any lessor or prospective lessor under any underlying lease of the Freezer Land or any assignee or prospective assignee of any such mortgagee or lessor.

SECTION 20. INTENTIONALLY OMITTED

SECTION 21. CONVEYANCE BY LESSOR

         The term "LESSOR" as used in this Lease means only the owner for the time being of the Freezer Land or of the lessee's interest under any underlying lease (as the case may be), so that, in the event of any transfer of said interest in accordance with this SECTION, the transferor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, except any such obligations accrued prior to the date of transfer, and it shall be deemed and construed, without further agreement between the parties or between the parties and the transferee of the Freezer Land or of the lessee's interest under any underlying lease (as the case may be), that such transferee has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder accruing from and after the date of such transfer, subject to the release of such transferee from the obligations of Lessor hereunder upon any further transfer of the interest of Lessor. Lessor may freely transfer its interest in the Freezer Land and this Lease to any successor Lessor at any time, subject to Lessee's rights under this Lease.

SECTION 22. BROKERAGE

         Lessee represents and warrants that neither Lessee nor any employee, representative or agent of Lessee has dealt with any broker in connection with the lease of the Freezer Land to Lessee except as set forth on SCHEDULE 3 attached hereto. Lessee shall indemnify and hold harmless Lessor from and against any and all Claims resulting from any claim that may be made against Lessor or the Freezer Land by any party named on SCHEDULE 3 attached hereto or as a result of a breach by Lessee of its representation and warranty contained in this SECTION. Lessor shall have no liability for any compensation, commission or other fee arising out of any sublease by Lessee. This provision shall survive the expiration or any termination of this Lease.

SECTION 23. NOTICES

         All notices and other communications provided for under this Lease shall be in writing and shall be delivered in the manner provided in the Participation Agreement.




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
SECTION 24. ENTIRE AGREEMENT; NO WAIVER

         24.1 ENTIRE AGREEMENT. This Lease, along with the other Operative Documents, contains all the covenants, representations, warranties and conditions made by or between the parties hereto and any and all other prior agreements and understandings (whether oral, written or otherwise) are superseded by this Lease.

         24.2 NO WAIVER. The receipt of rent by Lessor, with knowledge of any breach of this Lease by Lessee or of any default on the part of Lessee in the observance, performance or compliance with any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any of the terms, covenants or conditions of this Lease. No failure on the part of Lessor to enforce any term, covenant or condition herein contained, nor any waiver of any right thereunder by Lessor, unless in writing, shall discharge or invalidate such term, covenant or condition, or affect the right of Lessor to enforce the same in the event of any subsequent breach or default. The receipt by Lessor of any rent or any other sum of money or any other consideration hereunder paid by or on behalf of Lessee after the expiration or termination, in any manner, of this Lease, or after the giving by Lessor of any notice hereunder to effect such termination, shall not reinstate, continue or extend the Term or destroy or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Lessor to Lessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Lessor. Neither acceptance of the keys nor any other act or thing done by Lessor or any employee, agent or representative of Lessor during the Term shall be deemed to be an acceptance of a surrender of the Freezer Land, excepting only an agreement in writing signed by Lessor accepting or agreeing to accept such a surrender.

SECTION 25. END OF TERM

         25.1 SURRENDER. (a) If Lessee shall elect to surrender the Freezer Land upon expiration of the Term, then Lessee shall, on or before the last day of the Term or on the sooner termination of this Lease, peaceably and quietly leave, surrender and yield up unto Lessor the Freezer Land, in good condition, reasonable wear and tear excepted, free of tenancies and broom-clean.

         (b) If the expiration or termination of this Lease shall result in the creation of any obligation of Lessor or Lessee under Applicable Laws to (i) make any filings, submissions or applications to any governmental or quasi-governmental agency in connection with any Environmental Activity at the Freezer Land, (ii) undertake any studies, inspections, assessments or tests with respect to the potential presence of Hazardous Materials at the Freezer Land,
(iii) obtain any approvals of any such governmental or quasi-governmental agency of the cessation of Lessee's occupancy or operations at the Freezer Land, (iv) undertake any remediation, cleanup or removal action with respect to any Hazardous Materials at, on or under the Freezer Land, or (v) take any other action (including, without limitation, the provision of financial assurances for the performance of any of the aforementioned obligations) with respect to any Environmental Activity or to the presence or alleged presence of Hazardous Materials on, at or under the Freezer Land, any and all such obligations shall be performed by Lessee in compliance with all Applicable Law.

         (c) In the event that Lessee remains in possession of the Freezer Land after the expiration or earlier termination of this Lease, and without Lessor's consent, Lessee shall be deemed to be occupying the Freezer Land as a tenant at sufferance. Any such occupancy by Lessee shall be subject to all the terms, covenants and conditions of this Lease insofar as the same are applicable to such a tenancy except Lessee shall pay on the first day of each month of the holdover period an amount equal to the higher of (i) 150% of one-twelfth of the sum of Basic Rent and Additional Rent payable by Lessee during the last year of the Term and (ii) the fair market rental value of the Freezer Land at such time, as estimated by a consultant retained by Lessor, together with all consequential damages suffered by Lessor as a result of Lessee's failure to surrender the Freezer Land. The provisions of this SECTION 25.1(C) shall not be deemed to grant to Lessee the right to, or otherwise be deemed to, extend the Term beyond the expiration or earlier termination of this Lease. Neither the payment by Lessee to Lessor nor the acceptance by Lessor from Lessee of any amount in payment for Lessee's occupancy of the Freezer Land beyond the expiration or earlier termination of this Lease shall (A) be deemed to convert Lessee's occupancy into any interest other than a tenancy at sufferance, (B) revoke or otherwise impair the validity of any notice to quit or ejectment notice or proceeding that Lessor may have served or commenced or (C) prohibit or otherwise impair Lessor's right to immediately obtain an order of ejectment against Lessee. Lessee irrevocably waives the benefit of any and all Applicable Laws that grant to Lessee any rights inconsistent with the provisions of this SECTION 25.1(C).

         25.2 REMOVAL OF FREEZER IMPROVEMENTS.

         (a) Freezer Improvements shall be and remain the property of Lessee and Lessee may remove the same at any time on or before the Expiration Date. Subject to SECTION 25.2(B), on or prior to the Expiration Date or sooner termination of the Term, Lessee shall, at Lessee's expense, remove all Freezer Improvements.

         (b) At least 30 days prior to commencing the removal of Freezer Improvements, Lessee shall notify Lessor of its intention to remove such Freezer Improvements and if Lessor notifies Lessee within such 30 day period, Lessee shall not remove such Freezer Improvements and the Freezer Improvements shall become the property of the Lessor upon the Expiration Date or sooner termination of the Term.

         (c) Lessee shall repair, in a good and workmanlike manner, any damage to the Freezer Land caused by Lessee's removal of Freezer Improvements, and upon default thereof, Lessee shall reimburse Lessor, on demand, for Lessor's cost of repairing such damage.

         (d) Any Freezer Improvements not removed on or before the Expiration Date or sooner termination of the Term, shall be deemed abandoned and Lessor may either retain the same as Lessor's property, or if Lessee is obliged to remove the same hereunder, remove and dispose of same, and repair and restore any damage caused thereby, at Lessee's cost and without accountability to Lessee.

         25.3 SURVIVAL.

         The provisions of this SECTION 25 shall survive the expiration or earlier termination of this Lease.

SECTION 26. NO MERGER

         There shall be no merger of this Lease or of the leasehold estate hereby created with any other interest or estate in the Freezer Land by reason of the fact that the same person acquires or holds, directly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as any other interest or estate in the Freezer Land.

SECTION 27. MISCELLANEOUS

         27.1 SECTION HEADINGS. The Section headings in this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing any provision of this Lease.

         27.2 SUCCESSORS AND ASSIGNS. The covenants and agreements contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors and assigns, except as expressly otherwise herein provided.

         27.3 AMENDMENT. No waiver or consent under this Lease nor any amendment, modification or other change in the terms, covenants or conditions hereof shall be effective unless the same shall be in writing and signed by the party against whom enforcement of such waiver, consent, amendment, modification or change is sought and such waiver, consent, amendment, modification or other change is granted or entered into in accordance with the terms of SECTION 11.1 of the Participation Agreement.

         27.4 INVALIDITY. If any term, covenant or condition of this Lease or any portion of any term, covenant or condition hereof or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition or portion thereof to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease and each portion thereof shall be valid and be enforced to the fullest extent permitted by law.

         27.5 CONSTRUCTION. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Lessor and Lessee have contributed substantially and materially to the preparation of this Lease.

         27.6 COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 28. SUBMISSION TO JURISDICTION; GOVERNING LAW

         With respect to the Freezer Land, this Lease shall be governed by the law of the State in which the Freezer Land is located. Without limiting the right of Lessor or Lessee to bring any suit, proceeding or other legal process against the other arising under this Lease or from the commercial relationship between Lessor and Lessee relating to this transaction (an "ACTION") in the courts of other jurisdictions, Lessor and Lessee each hereby irrevocably (a)



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

submits now and in the future to the jurisdiction of the courts of competent jurisdiction in the State in which the Freezer Land giving rise to such dispute is located, (b) agrees that any Action may be heard in any such court, (c) waives the defense of an inconvenient forum to the maintenance of any Action in any such court and (d) agrees to be subject to suit, service and legal process of such courts in connection with any Action.

SECTION 29. PERFORMANCE REQUIRED OF LESSOR

         If, under Applicable Laws, Lessor is required to make any payment or perform any obligation which is the responsibility of Lessee under the other terms, covenants and conditions of this Lease, Lessor shall pay or perform the same on Lessee's behalf, at Lessee's sole expense, provided that (i) Lessee shall request that Lessor pay or perform the same on Lessee's behalf not less than fifteen (15) Business Days prior to the date on which such payment or performance is required, (ii) a reasonable time, but in any case not less than five (5) Business Days, prior to the date on which such payment or performance is required, Lessee shall deposit with Lessor, in immediately available funds, all amounts that are required for such payment or performance and (iii) Lessee shall reimburse Lessor for any and all reasonable and documented costs and expenses paid or incurred by Lessor in connection with such payment or performance promptly, but in any case within five (5) Business Days, after rendition of a bill therefor by Lessor, as Additional Rent. The provisions of this SECTION 29 shall not be deemed to modify, limit or otherwise alter the obligation of Lessee to perform, observe and comply with the obligations imposed upon Lessee by the other terms, covenants and conditions of this Lease.

SECTION 30. PURCHASE OPTION

         30.1 PURCHASE OPTION. At any time during the Term, so long as (i) this Lease shall not have been terminated and (ii) Lessee shall simultaneously exercise its option to purchase the HQ Property demised under the Synthetic Lease in accordance with the terms of the Synthetic Lease, Lessee may purchase the Freezer Land by delivering to Lessor a notice offering to purchase the Freezer Land and by paying to Lessor an amount equal to $250,000. The terms of such purchase (other than the purchase price, which shall be governed by the preceding sentence) shall be the same as are applicable to the purchase of the HQ Property under the Synthetic Lease. Upon expiration or termination of the Synthetic Lease (unless Lessee shall purchase the HQ Property under SECTION 12.2(A) (IV) of the Synthetic Lease following such termination, in which event this SECTION 30 shall continue to apply). Lessee shall no longer have any rights under this SECTION 30.

SECTION 31. LIMITATION OF LESSOR LIABILITY

         31.1 INCORPORATION OF PROVISIONS OF PARTICIPATION AGREEMENT. The provisions of SECTION 11.11 of the Participation Agreement with respect to the liability of Lessor are incorporated herein by reference as if fully set forth herein.



                           [SIGNATURES ON NEXT PAGE.]




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

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.


                                     FIRST AMERICAN BUSINESS CAPITAL, INC.



                                     By: /s/ Mary Buckner
                                         ---------------------------------------
                                         Name: Mary Buckner
                                         Title: Senior Vice President



                                     O'CHARLEY'S INC.



                                     By: /s/ A. Chad Fitzhugh
                                         ---------------------------------------
                                         Name: A. Chad Fitzhugh
                                         Title: Treasurer









                                       33